Exhibit 99.2

Autodesk Announces Agreement to Acquire PlanGrid

November 20, 2018

AUTODESK. PlanGrid

Safe Harbor

This presentation contains forward-looking statements that involve risks and uncertainties, including statements regarding: the planned PlanGrid acquisition and the timing thereof; Autodesk's plans to fund the acquisition; the impact of the acquisition on Autodesk's short-term and long-term goals and business performance; the impact of the transaction on Autodesk's and PlanGrid's products and services capabilities, customers, and partners; and Autodesk's strategic rationale and platform expansion plans.

Factors that could cause actual results to differ materially include the following: Autodesk's ability to successfully fund, acquire and integrate PlanGrid's business; costs related to the acquisition; whether the construction industry grows as anticipated; the competitive environment in the construction industry and competitive responses to the acquisition; Autodesk and PlanGrid's success developing new products or modifying existing products and the degree to which these gain market acceptance; general market and business conditions; unanticipated impact of accounting for acquisitions; and the ability to fund the acquisition and satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2018 and July 31, 2018, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Strategic Rationale

Immediate Scale & Presence in Construction	▪ Approximately 12K customers and 120K paid users ▪ Successful go-to-market operation tuned to construction customers, with an effective land-and-expand strategy ▪ Established brand with high customer affinity at the jobsite
Construction Expertise & Strong R&D	▪ Approximately 400 employees, with majority in R&D, sales & marketing ▪ Brings mobile-first technology and modern cloud expertise
Complements Autodesk Revit and BIM 360	▪ Provides a leading construction solution for field execution and project management ▪ Integration between PlanGrid's software and both Autodesk Revit and the Autodesk BIM 360 construction management platform will provide a seamless exchange of project information to all project members
Compelling Synergies	▪ Autodesk provides the means for international growth ▪ Presents growth opportunities with subcontractors and owners

BIM360 and PlanGrid – Better Together

- Connects the office, trailer and field with the power of the BIM 360 platform for end-to-end project delivery combined with best-in-class construction field productivity tools
- Provides value to project stakeholders by leveraging the successful adoption of PlanGrid with field and craft workers alongside BIM 360's success with project managers across AEC
- Shares unique technology and patents to strengthen the combined value
- Combines the go-to-market expertise of two complementary global construction solutions

BIM360 and PlanGrid

CONNECTING THE OFFICE, TRAILER AND FIELD

Best in Class
Construction Workflows

- BIM & Drawing Data Management
- Quality & Safety
- RFIs & Submittals
- Cost Controls
- Design Collaboration
- Model Coordination

Improved functionality for all construction stakeholders from the office to the field by creating a seamless flow of project data

- Sheets & Documents
- Automatic Submittal Logs
- Field Reports
- RFIs, Submittals, Change Orders
- Tasks

Customer Quote

DPR CONSTRUCTION

DPR Construction is a commercial general contractor using Autodesk BIM 360 and PlanGrid software.

"One of the biggest challenges in the construction industry is data flow – how you get the most current and accurate information to the right people, at the right time. We're excited about this acquisition because it will improve the way information can be shared on projects, and that leads to greater productivity and predictability. Using BIM 360 has made our project planning better; we're able to reliably plan, forecast and measure project tasks that support lean construction practices and reduce waste. And, we're using PlanGrid to help everyone in the field build off the most current data set."

Atul Khanzode
Chief Technology Office, DPR

PlanGrid Overview

- PlanGrid was co-founded in 2011 by Tracy Young, Ralph Gootee, Ryan Sutton-Gee, Kenny Stone, Antoine Hersen.
- Headquartered in San Francisco, with offices in Canada, the United Kingdom, Australia and Hong Kong.
- Used on over 1 million construction projects worldwide.
- Raised funding from YCombinator, Sequoia Capital, Tenaya Capital and other top venture capital firms.

SELECT CUSTOMERS

Owners

- TARGET
- NVIDIA
- MSU Michigan State University Federal Credit Union — Building Dreams Together

Architects

- HGA
- Marx | Okubo
- WE
- Mead & Hunt

General Contractors

- BOLDT
- DEVCON
- GRANITE
- BRASFIELD & GORRIE General Contractors

Subcontractors

- LPR CONSTRUCTION
- VEC
- TDIndustries

Notable PlanGrid Projects

- **Hudson Yards**, New York, NY
- **Comcast Innovation Tower**, Philadelphia, PA
- **California Pacific Medical Center**, San Francisco, CA
- **Crown Sydney Hotel**, Sydney, Australia
- **Zoo Interchange**, Milwaukee, WI
- **NVIDIA Headquarters**, Santa Clara, CA
- **Highway 99 Realignment**, Central Valley, CA



Transaction Overview

Structure	Purchase price of approximately $875 million (net of cash) for 100% of PlanGrid's outstanding shares
Financing	To be financed with short-term loan and cash on hand
Organizational Structure	PlanGrid will join Autodesk's construction team, led by Jim Lynch, Vice President and General Manager – Construction
Expected Closing	The transaction is subject to customary closing conditions and is expected to close during Autodesk's fourth quarter of fiscal 2019, ending January 31, 2019
Financial Impact	Because the exact timing of the close is unknown, no impact is included in Autodesk's Q4'19 business outlook. The transaction is expected to contribute slightly to revenue and be modestly negative for profitability and cashflows. For FY20, Autodesk expects PlanGrid to contribute ~$100 million in ARR and be slightly dilutive to profitability and cash flow. Autodesk is maintaining its free cash flow goal for FY20.

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